Hydrofarm Announces Preliminary Second Quarter 2022 Financial Results
and Updates Fiscal 2022 Outlook
Further Reduces Cost Structure and Maintains Solid Liquidity Position

Shoemakersville, PA (August 2, 2022) – Hydrofarm Holdings Group, Inc. (“Hydrofarm” or the “Company”) (Nasdaq: HYFM), a leading manufacturer and distributor of hydroponics equipment and supplies for controlled environment agriculture (“CEA”), announced preliminary unaudited financial results for its second quarter ended June 30, 2022.

Bill Toler, Chairman and CEO, stated “We took positive steps during the second quarter to lower our cost structure and maintained a solid liquidity position; however, the hydroponics industry recession in the US and Canada continued to alter normal seasonal patterns and impacted our results. While we experienced encouraging results in March and April, sales trends weakened in the second half of the second quarter, disrupting our expected sales mix and resulting in net sales, net loss and Adjusted EBITDA below our internal expectations for the full quarter.“

Toler continued, “Through our team’s net working capital management, we increased our cash position, lowered our net debt and maintained a solid liquidity position during the second quarter. Our team has also enacted additional expense-cutting measures, to further reduce our costs. When coupled with our prior cost savings actions, we estimate that we have reduced our costs by approximately $14.0 million on an annualized basis.”

Preliminary Second Quarter 2022 Financial Results
Preliminary unaudited financial results for our second quarter ended June 30, 2022 include the following:

•Net sales estimated between $96.0 million to $97.5 million, as compared to $133.8 million for the three months ended June 30, 2021, a decrease of approximately 28% calculated using the midpoint of the range.
•Declining valuation trends within the industry and in the broader market adversely impacted the Company’s market valuation since its last quarterly report and triggered a full evaluation of the goodwill arising from prior acquisitions. As a result, the Company’s preliminary results for the second quarter include an estimated impairment of goodwill of approximately $189.6 million.

•Net loss expected to range between ($210.4) million and ($200.4) million, as compared to net income of $2.3 million for the three months ended June 30, 2021. The net loss range includes estimated non-cash expenses of $189.6 million in goodwill impairment and $10.2 million in inventory reserve recorded at the end of the second quarter.

•Adjusted EBITDA(1), which was impacted by the $10.2 million inventory reserve, estimated to be between ($8.4) million to ($6.9) million, as compared to $16.2 million for the three months ended June 30, 2021.

•As of June 30, 2022, the Company had $27.4 million in cash, cash equivalents and restricted cash, an aggregate principal amount of debt outstanding of $126.7 million (including $0 drawn on the Company’s revolving credit facility, approximately $124.4 million in principal balance on its Term Loan and approximately $2.4 million in finance leases and other debt), $15.3 million in contingent payments (composed of an earn-out on the 2021 Aurora acquisition which was subsequently paid out in July 2022) and approximately $71 million of available borrowing capacity under its revolving credit agreement. The

Company decreased its net debt by approximately $14.1 million during the second quarter by improving its working capital position and controlling costs. The Company was in compliance with all debt covenants as of June 30, 2022.

On a year-over-year basis, the expected decrease in Adjusted EBITDA(1) is due primarily to (i) lower net sales, and (ii) lower gross profit margin which was negatively impacted by an inventory reserve consisting primarily of a write-down of certain lighting products (for which we did not adjust EBITDA) of approximately $10.2 million, as well as higher labor and freight costs.

On a sequential basis, relative to the previously reported fiscal first quarter, the expected decrease in Adjusted EBITDA(1) is due primarily to (i) lower net sales, and (ii) lower gross profit margin which was negatively impacted by our sales mix, as we realized a higher proportion of lower margin distributed and preferred branded products relative to our proprietary branded products, and the aforementioned inventory reserve, which was over $7 million higher than in the previous quarter. Those decreases were partially offset by lower selling, general and administrative expenses as the Company’s recent cost cutting actions lowered expenses.

Preliminary results remain subject to the completion of normal quarter-end accounting procedures and adjustments and are subject to change. In particular, certain items impacting net loss, particularly those arising from the estimated impairment of goodwill and income taxes (which would not impact net sales or Adjusted EBITDA(1)) and inventory reserve (which would not impact net sales but would impact Adjusted EBITDA), remain open and therefore these amounts could vary materially from current estimates.

Updated Full Year 2022 Guidance
Mr. Toler concluded, “Sales trends in July suggest that the overall industry continues to face headwinds and that typical seasonal patterns may not apply for the duration of this year. For these reasons, we are revising downward our estimates for the remainder of the year. While we expect the industry to return to growth in the future, as highly populated states in the Eastern U.S. actively implement adult-use cannabis legislation and more mature states in the Western U.S. normalize, predicting the exact timing of a return to historical growth remains a challenge for the industry. As a result, we will continue to focus on further cost-saving opportunities and liquidity actions to ensure that our leadership position in the hydroponics industry strengthens during this industry downturn.”

In light of the Company’s recent performance and developments in the industry, the Company is providing the following updated outlook for the full fiscal year 2022:

•Net sales of approximately $330.0 million to $347.0 million, which assumes similar sales levels to those experienced from late second quarter through July 2022 continue over the remaining months in the fiscal year, combined with some further reduction to account for holiday shortened months in the fourth quarter.

•Adjusted EBITDA(1), which is impacted by $13.4 million of inventory reserves in the year-to-date period, of negative ($25) million to ($16) million, which assumes no material increase in the amount of inventory or accounts receivable reserves.
With respect to projected fiscal year 2022 Adjusted EBITDA(1), a quantitative reconciliation is not available without unreasonable effort due to the variability, complexity and low visibility with respect to certain items, including, but not limited to, impairment, certain potential future acquisition expenses, and the potential income tax implications of these estimated expenses, all of which are excluded from Adjusted EBITDA(1). We expect the variability of these items to have a potentially unpredictable, and potentially significant, impact on our future GAAP financial results.

(1)Adjusted EBITDA is a Non-GAAP measure. For reconciliations of GAAP to Non-GAAP measures see the “Non-GAAP Financial Presentation” section of this release.
Second Quarter 2022 Results
Full second quarter results will be discussed during the upcoming Hydrofarm earnings conference call, scheduled for Tuesday, August 9, 2022 after market close at 4:30 p.m. ET.

Investors interested in participating in the live call can dial 412-317-6026 or listen to a simultaneous, live webcast available on the Investors section of the Company’s website at www.hydrofarm.com under the “Investors” section.

Non-GAAP Financial Presentation

The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain Non-GAAP financial measures provide investors with additional useful information in evaluating the Company’s performance and that excluding certain items that may vary substantially in frequency and magnitude period-to-period from net income (loss) provides useful supplemental measures that assist in evaluating its ability to generate earnings and to more readily compare these metrics between past and future periods. These Non-GAAP financial measures may be different than similarly titled measures used by other companies.

The Company defines Adjusted EBITDA as net income (loss) excluding interest expense, income taxes, depreciation and amortization, share-based compensation, employer payroll taxes on share-based compensation and other unusual and/or infrequent costs (i.e., impairments, severance and other expenses, acquisition-related expenses, loss on debt extinguishment, distribution center exit costs and other income, net), which the Company does not consider in its evaluation of ongoing operating performance.

The Company defines net debt as total debt principal outstanding less cash, cash equivalents and restricted cash.

The reconciliation below is to preliminary net loss and management has not completed its review of all items which are components of net loss; therefore, actual results could differ significantly. The following table reconciles the preliminary Non-GAAP Adjusted EBITDA range of ($8.4) million to ($6.9) million to the preliminary net loss range of ($210.4) million to ($200.4) million for the three months ended June 30, 2022.

	Range
	Three Months Ended
	June 30, 2022
	(in millions)
Net Loss Range	$(210.4)	$(200.4)
Interest expense	2.4	2.4
Income taxes	(1.3)	(9.8)
Depreciation, depletion and amortization	7.8	7.8
Distribution center exit costs and other[1]	0.3	0.3
Impairments[2]	189.6	189.6
Severance and other[3]	0.3	0.3
Acquisition expenses[4]	1.2	1.2
Other income, net	(0.4)	(0.4)
Stock-based compensation[5]	2.1	2.1
Adjusted EBITDA Range	$(8.4)	$(6.9)

The following table reconciles Non-GAAP Adjusted EBITDA to the net income of $2.3 million for the three months ended June 30, 2021.

Three Months Ended
June 30, 2021
(in millions)
Net Income	$2.3
Interest expense	0.0
Income taxes	0.1
Depreciation, depletion and amortization	2.2
Acquisition expenses[4]	9.6
Other income, net	0.0
Stock-based compensation[5]	1.3
Loss on debt extinguishment	0.0
Investor warrant solicitation fees[6]	0.8
Adjusted EBITDA	$16.2

Notes to reconciliation of Non-GAAP Adjusted EBITDA Range to the Preliminary Net Loss Range / Non-GAAP Adjusted EBITDA to GAAP Net Income:
1.Relates to costs incurred to exit and relocate distribution centers in California and Pennsylvania including lease exit costs, transportation, and labor related costs.
2.The Company completed its goodwill impairment testing and recorded an impairment charge of $189.6 million in the three months ended June 30, 2022, due to a deterioration in customer demand in the U.S. and Canada caused by macroeconomic and industry conditions.
3.Severance costs incurred during the three months ended June 30, 2022, related to workforce reductions to optimize our cost structure.
4.For the three months ended June 30, 2022, this includes non-cash purchase accounting inventory adjustments for House and Garden and Greenstar of $0.4 million, and the elimination of acquisition and integration consulting, transaction services and legal fees incurred for the completed Heavy 16, House and Garden, Aurora, Greenstar, and Innovative Growers Equipment acquisitions and certain potential acquisitions of $0.8 million. For the three months ended June 30, 2021, this includes non-cash purchase accounting inventory adjustments for Heavy 16 of $0.4 million, the elimination of acquisition and integration consulting, transaction services and legal fees incurred for the completed Heavy 16, House and Garden and the subsequently completed Aurora, Greenstar, and Innovative Growers Equipment acquisitions and certain potential acquisitions of $9.2 million.
5.Includes stock-based compensation and related employer payroll taxes on stock-based compensation.
6.Reflects the elimination of one-time investor warrant solicitation fees.

About Hydrofarm Holdings Group, Inc.
Hydrofarm is a leading distributor and manufacturer of controlled environment agriculture equipment and supplies, including high-intensity grow lights, climate control solutions, and growing media, as well as a broad portfolio of innovative and proprietary branded products. For more than 40 years, Hydrofarm has helped growers in the U.S. and Canadian markets make growing easier and more productive.  The Company’s mission is to empower growers, farmers and cultivators with products that enable greater quality, efficiency, consistency and speed in their grow projects. For additional information, please visit: www.hydrofarm.com

Cautionary Note Regarding Forward-Looking Statements
Statements contained in this press release, other than statements of historical fact, which address activities, events and developments that the Company expects or anticipates will or may occur in the future, including, but not limited to, information regarding the future economic performance and financial condition of the Company, the plans and objectives of the Company’s management, and the Company’s assumptions regarding such performance and plans are “forward-looking statements” within the meaning of the U.S. federal securities laws that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “guidance,” “outlook,” “projected,” “believe,” “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Actual results could differ materially from the forward-looking information in this release due to a variety of factors, including, but not limited to:
The market in which we operate has been substantially adversely impacted by industry conditions, including oversupply and decreasing prices of the products our end customers sell, which, in turn, has materially adversely impacted our sales and other results of operations and which may continue to do so in the future; If industry conditions worsen or are sustained for a lengthy period, we could be forced to take additional impairment charges and/or inventory and accounts receivable reserves, which could be substantial, and, ultimately, we may face liquidity challenges; Although equity financing may be available, the current stock prices are at depressed levels and any such financing would be dilutive. The ongoing COVID-19 pandemic could have a material adverse effect on the Company’s business, results of operation, financial condition and/or cash flows; Interruptions in the Company's supply chain, whether due to COVID-19 or otherwise could adversely impact expected sales growth and operations; The highly competitive nature of the Company’s markets could adversely affect its ability to maintain or grow revenues; Certain of the Company’s products may be purchased for use in new or emerging industries or segments, including the cannabis industry, and/or be subject to varying, inconsistent, and rapidly changing laws, regulations, administrative and enforcement approaches, and consumer perceptions and, among other things, such laws, regulations, approaches and perceptions may adversely impact the market for the Company’s products; The market for the Company’s products has been impacted by conditions impacting its customers, including related crop prices and other factors impacting growers; Compliance with environmental and other public health regulations or changes in such regulations or regulatory enforcement priorities could increase the Company’s costs of doing business or limit the Company’s ability to market all of its products; Damage to the Company’s reputation or the reputation of its products or products it markets on behalf of third parties could have an adverse effect on its business; If the Company is unable to effectively execute its e-commerce business, its reputation and operating results may be harmed; The Company’s operations may be impaired if its information technology systems fail to perform adequately or if it is the subject of a data breach or cyber-attack; The Company may not be able to adequately protect its intellectual property and other proprietary rights that are material to the Company’s business; Acquisitions, other strategic alliances and investments could result in operating and integration difficulties, dilution and other harmful consequences that may adversely impact the Company’s business and results of operations. Additional detailed information concerning a number of the important factors that could cause actual results to differ materially from the forward-looking information contained in this release is readily available in the Company’s annual, quarterly and other reports. The Company disclaims any obligation to update developments of these risk factors or to announce publicly any revision to any of the forward-looking statements contained in this release, or to make corrections to reflect future events or developments.

Investor Relations:
ICR
Fitzhugh Taylor
ir@hydrofarm.com